Exhibit 10.1

SHARE

EXCHANGE AGREEMENT

by and among

Longduoduo Company Limited (“LDD or NV”)

a Nevada corporation

and

Longduoduo Company Limited (“LDD HK”)

a Hong Kong private limited company

and

the Shareholders of

LDD HK

a Hong Kong private limited company

Dated as of October 26, 2021

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (hereinafter referred to as “this Agreement”) dated as of October 26, 2021, by and among Longduoduo Company Limited, a Nevada corporation (“LDD” “NV” or the “Company”), Longduoduo Company Limited, a private limited corporation incorporated under the laws of Hong Kong (“LDD HK”) and the undersigned HK Shareholders (as hereinafter defined), constituting holders of all outstanding Ordinary Shares of LDD HK.

W I T N E S S E T H:

WHEREAS, LDD is a newly formed company that intends to file a registration statement on Form S-1 to register its shares of common stock with the Securities and Exchange Commission;

WHEREAS, LDD desires to acquire from the HK Shareholders, and the HK Shareholders desire to sell, Ten Thousand (10,000) shares of the issued and outstanding ordinary shares of LDD HK (“HK Ordinary Stock”), constituting all of the issued and outstanding securities of LDD HK, in consideration of up to Three Hundred Million (300,000,000) shares of LDD common stock, par value $0.001 (“Exchange Shares”) on the terms and conditions set forth below;

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the HK Shareholders on a pro rata basis, in proportion to the ratio of HK Ordinary Stock held by such HK Shareholders, bears to the HK Ordinary Stock held by all the HK Shareholders as of the date of the Closing;

WHEREAS, following the Closing, LDD HK will become a wholly-owned subsidiary of LDD and the Exchange Shares will represent all of the issued and outstanding shares of Common Stock of LDD;

WHEREAS, the parties herein desire the foregoing exchange to be a tax-free exchange under the Internal Revenue Code.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall mean the date that the Closing takes place.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission or SEC” shall mean the United States Securities and Exchange Commission.

“Commission Reports” shall mean the Forms 10-K, 10-Q, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended, and Securities Act of 1933, as amended, which have been filed by the Company with the Commission as at the date of this Agreement.

“Company” shall have the meaning set forth in the recitals.

“Company Common Stock” shall mean the common stock of the Company at par value of USD $0.001 per share.

“Confidential Information” means any information concerning the businesses and affairs of LDD HK or the Company that is not already generally available to the public.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Environmental Laws” shall mean (i) the common law, and (ii) any and all federal, state and local statutes, regulations, rules, orders, ordinances or permits of any governmental authority which pertain to health, the environment, wildlife and natural resources in effect in any and all jurisdictions in which the applicable company conducts business.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Documents” shall have the meaning set forth in Section 3.2.

“Exchange Shares” shall have the meaning set forth in the recitals.

“Financial Statements” shall mean LDD HK and Subsidiaries’ consolidated balance sheets, consolidated statement of operations, changes in stockholders’ equity and cash flow as of and for the fiscal years ended June 30, 2020 and 2021, and the three months ended September 30, 2021. Financial statements for the years ended June 30, 2021 and 2020, shall be audited by an auditor acceptable to the Company in its discretion.

“GAAP” shall mean United States generally accepted accounting principles.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“HK Shareholders” shall mean the holders of the HK Ordinary Shares.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“HK Ordinary Stock” shall mean the ordinary stock of LDD HK.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer, director or manager of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such reasonable investigation and inquiry as such senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“LDD HK” shall Longduoduo Company Limited (Company No.: _3070721), a limited company incorporated under the laws of Hong Kong having its registered office at _Unit B & C 20/F Full Win Commercial Centre 573 Nathan Road ,Yaumatei, Kowloon, Hong Kong_.

“Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP or International Financial Reporting Standards, as applicable, to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or LDD HK, as applicable.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Termination Date” shall have the meaning set forth in Section 6.6.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Exchange; Manner of Exchange

2.1 Exchange of Shares. At the Closing (as hereinafter defined), one hundred percent (100%) of the HK Ordinary Shares shall be exchanged for 300,000,000 shares of Common Stock of LDD, par value $0.001. From and after the Closing Date, the HK Shareholders shall no longer own any HK Ordinary Shares and the certificates formerly representing HK Ordinary Shares shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement as set forth in Exhibit A, attached hereto and incorporated herein. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number. Subject to the terms and conditions of this Agreement, at the Closing (as defined below):

(a) Each HK Shareholder shall deliver to the Company the original HK Certificates evidencing all of the issued and outstanding HK Ordinary Shares and all appropriately executed transfer documents in favor of the Company, in order to effectively transfer to the Company the right, title and interest in and to all issued and outstanding HK Ordinary Shares.

(b) the exchange of the HK Ordinary shares for the Exchange Shares shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Boards of Directors of the Company and LDD HK and the HK Shareholders; and

(c) the Securities issued by the Company in connection with this Agreement are issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933.

2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on the date following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby as set forth in Article VI (other than conditions with respect to actions the respective parties will take at the Closing itself) (the “Closing Date”). The Closing shall be held at the principal office of the Company, or at such other location or time as may be mutually agreed upon by the parties. The parties agree to take all necessary and prompt actions so as to complete the Closing on or before November 30, 2021, or at such other date as may be agreed to by the parties in writing.

2.3 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

2.4 Legend On Securities. Each certificate for the Exchange Shares to be issued to any of the HK Shareholders shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”), OR THE SECURITY LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD, OFFERRED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM STATE SECURITIES LAWS. HEDGING TRANSACTION INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLAINCE WITH THE U.S. SECURITIES ACT”.

ARTICLE III

Representations and Warranties of the Company

In order to induce the LDD HK and the HK Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to LDD HK and the HK Shareholders .

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by LDD HK and the HK Shareholders, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local) of the United States of America, or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by LDD HK and the HK Shareholders.

3.5 Conduct of Business. Since inception, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company. Except as disclosed in the Commission Reports, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect; granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of USD100,000; (g) become subject to any guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

3.6 Litigation. There is no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.

3.7 Brokers. The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

3.8 Compliance. To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties. To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

3.9 Charter, Bylaws and Corporate Records. True, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, and (b) the Bylaws of the Company, as amended and in effect on the date hereof have been provided to LDD HK or the HK Shareholders.

3.10 Subsidiaries. The Company has no Subsidiaries.

3.11 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, USD $0.001 par value per share, and 30,000,000 shares of preferred stock, USD $0.001 par value per share. As of the date of this Agreement, no securities are issued and outstanding. All shares of outstanding Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

3.12 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

3.14 Absence of Undisclosed Liabilities. Other than as disclosed by the financial statements of the Company, the Company does not have any Liabilities. The Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.

3.15 Real Property. The Company does not own any fee simple interest in real property. The Company does not lease, sublease, or have any other contractual interest in any real property.

3.16 Benefit Plans and Agreements. The Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company.

3.17 Material Agreements. The Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of One Hundred Thousand Dollars (USD100,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than One Hundred Thousand Dollars (USD100,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Benefit Plans and all other agreements required to be disclosed on any schedule to this Agreement, the “Material Company Agreements”).

3.18 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to LDD HK or the HK Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide LDD HK or the HK Shareholders with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV

Representations and Warranties of LDD HK and the HK Shareholders

In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, each of LDD HK and each HK Shareholder, with respect to himself or herself, hereby severally and not jointly makes the representations and warranties set forth below to the Company.

4.1 Organization. LDD HK is a private limited company duly organized, validly existing and in good standing under the laws of the Hong Kong. LDD HK has all requisite corporate power and authority to carry on its business as presently conducted. LDD HK is duly qualified to transact business in Hong Kong and is in good standing as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on LDD HK.

4.2 Authorization; Enforceability. Each of LDD HK and such HK Shareholder has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by LDD HK and such HK Shareholder pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of LDD HK and such HK Shareholder, as applicable, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity. LDD HK has obtained the authorization and consent from each HK Shareholder to exchange the HK Ordinary Shares for the Exchange Shares and to otherwise consummate the transactions contemplated herein.

4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents contemplated hereby by LDD HK and the HK Shareholders and the consummation of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation of Hong Kong, or any writ, order or decree of any court or governmental or regulatory authority, or any provision of LDD HK’s memorandum and articles of association; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of LDD HK or the HK Shareholders pursuant to any instrument or agreement to which LDD HK or any of the HK Shareholders is a party or by which the HK Shareholders, LDD HK or its or his properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with governmental or regulatory authority, or any other Person, is required to be made by LDD HK or the HK Shareholders in connection with the execution, delivery or performance of this Agreement by LDD HK or the HK Shareholders or the consummation by LDD HK or the HK Shareholders of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.

4.5 Litigation. There is no Litigation pending or threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting LDD HK or the HK Shareholders (as plaintiff or defendant) or (b) against LDD HK or the HK Shareholders relating to LDD HK Ordinary Stock or the transactions contemplated by this Agreement.

4.6 Brokers. None of LDD HK nor, to the Knowledge of LDD HK, the HK Shareholders has employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

4.7 Compliance. LDD HK is in compliance with all ordinances, regulations, judgments, rulings, orders and other requirements imposed by the government of the Hong Kong applicable to LDD HK and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on LDD HK. To the Knowledge of LDD HK and the HK Shareholders, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.8 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the memorandum and articles of association of LDD HK, as amended and in effect on the date hereof and (b) the minute book of LDD HK (containing all corporate proceedings from the date of incorporation). Such minute book contains accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of LDD HK from the date of its incorporation to the date hereof which were memorialized in writing.

4.9 Capitalization. LDD HK has authorized 10,000 shares of LDD HK Ordinary Stock, of which Ten Thousand (10,000) shares are issued and outstanding. The issued and outstanding shares of LDD HK Ordinary Stock constitute one hundred percent (100%) of the issued and outstanding capital stock of LDD HK. All of the outstanding shares of LDD HK Ordinary Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of LDD HK.

4.10 Subsidiaries. Except for the subsidiaries set forth in Exhibit B attached hereto and incorporated herein, LDD HK has no Subsidiaries.

4.11 Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of LDD HK; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of LDD HK; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by LDD HK of any capital stock or other equity interests of LDD HK, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

4.12 Conduct of Business. Except as set forth below, since June 30, 2020, LDD HK has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of LDD HK. Since June 30, 2020, LDD HK has not (a) amended its memorandum and articles of association; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of USD100,000; (g) become subject to any guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on LDD HK.

4.13 Taxes.

(a) all Taxes payable by LDD HK (if any) have been fully and timely paid or are fully provided for;

(b) neither LDD HK nor any Person on behalf of or with respect to LDD HK has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of LDD HK with respect to any Tax matter is currently in force;

(c) LDD HK is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and LDD HK has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax;

(d) No Tax Return concerning or relating to LDD HK or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and LDD HK has not been notified of any request for such an audit or other examination. To the Knowledge of the HK Shareholders, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to LDD HK or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction;

(e) Except for consolidations and combinations with the Subsidiaries set forth in Exhibit B attached hereto and incorporated herein, LDD HK has never been included in any consolidated, combined, or unitary Tax Return; and

(f) LDD HK has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

4.14 Environmental Matters. (a) No real property used by LDD HK presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws; (b) LDD HK is in compliance with all Environmental Laws applicable to LDD HK or its business as a result of any hazardous substance utilized by LDD HK in its business or otherwise placed at any of the facilities owned, leased or operated by LDD HK, or in which LDD HK has a contractual interest; (c) LDD HK has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by LDD HK with any Environmental Laws; and (d) there is no Litigation pending or threatened against LDD HK with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis for the institution of any such Litigation.

(a) 4.15 Financial Statements. The Financial Statements shall: (a) have been prepared in accordance with the books of account and records of LDD HK; (b) fairly present, and are true, correct and complete statements in all material respects of LDD HK’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with International Financial Reporting Standards consistently applied with prior periods.

4.16 Absence of Undisclosed Liabilities. Other than as disclosed in the Financial Statements, LDD HK does not have any Liabilities. None of LDD HK nor the HK Shareholders haves any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of LDD HK.

4.17 Employment Agreements; Employee Benefit Plans and Employee Payments. LDD HK is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which LDD HK currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of LDD HK (collectively, “Benefit Plans”).

4.18 Assets & Liabilities. LDD HK has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by LDD HK or acquired after the date thereof which are, individually or in the aggregate, material to LDD HK’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

4.19 Disclosure. No representation or warranty of LDD HK or the HK Shareholders contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of LDD HK or the HK Shareholders to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of LDD HK and the value of the properties or the ownership of LDD HK.

4.20 Further Representations and Warranties. Each of LDD HK and each of the HK Shareholders further hereby acknowledges, represents and warrants to the Company with respect to itself, himself or herself that:

a. The shares of the Company Common Stock (collectively, the “Securities”) to be issued to them pursuant to this Agreement HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCIES AND NO REGISTRATION STATEMENT HAS BEEN FILED WITH ANY REGULATORY AGENCY;

b. It, he or she is not an underwriter and each such holder would be acquiring the Securities solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of the federal securities act, the state securities acts or any other applicable state securities acts;

c. It, he or she is not a person in the United States of America and at the time the buy order was originated, such holder was outside the United States of America and is not a citizen of the United States (a “U.S. person”) as that term is defined in Regulation S of the Securities Act and was not formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act;

d. It, he or she understands the speculative nature and risks of investments associated with the Company, and confirms that the acquisition of the Securities would be suitable and consistent with his or her investment program and that their financial position enables him or her to bear the risks of this investment;

e. To the extent that any federal, and/or state securities laws shall require, it, he or she hereby agrees that any securities acquired pursuant to this Agreement shall be without preference as to assets;

f. The certificate for shares of the Securities will contain a legend that transfer is prohibited except in accordance with the provisions of Regulation S and Regulation D;

g. It, he or she has had the opportunity to ask questions of the Company and has received all information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, it, he or she has received: (1) all material books, records and financial statements of the Company; (2) all material contracts and documents relating to the proposed transaction; (3) all documents and reports filed with the Commission; and, (4) an opportunity to question the appropriate executive officers or partners;

h. It, he or she has satisfied the suitability standards and securities laws imposed by the government of the respective country he or she resides;

i. It, he or she has adequate means of providing for his or her current needs and personal contingencies and has no need to sell the Securities acquired in the foreseeable future (that is at the time of the investment, it, he or she can afford to hold the investment for an indefinite period of time);

j. It, he or she has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, is capable of reading and interpreting financial statements. Further, it, he or she is a “sophisticated Shareholder” as that term is defined in applicable court cases and the rules, regulations and decisions of the United States Securities and Exchange Commission;

k. The offer and sale of the Securities referred to herein is being made outside the United States within the meaning of and in full compliance with Regulation S;

l. It, he or she is not a U. S. person within the meaning of Regulation S and is not acquiring the Shares for the account or benefit of any U. S. person;

m. It, he or she hereby agrees not to engage in any hedging transactions involving the securities described herein unless in compliance with the Securities Act and Regulation S or Regulation D, as applicable, promulgated thereunder; and

n. It, he or she agrees to resell such Securities only in accordance with the provisions of Regulation S or Regulation D, as applicable, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

ARTICLE V

Additional Agreements

5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of twelve (12) months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1.

5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

5.3 General Confidentiality. Each of the parties hereto will treat and hold as such all of the Confidential Information of the other party, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that party will notify the affected party promptly of the request or requirement so that the affected party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.3. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use its commercially reasonable efforts to obtain, at the request of the affected party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

5.4 Tax Treatment. None of the Company, LDD HK nor the HK Shareholders will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

5.5 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2 Deliveries

(a) At Closing, the Company shall deliver the following documents to the LDD HK:

(i) a copy of the resolutions of the Board of Directors of the Company (i) approving the acquisition of the HK Ordinary Shares by the Company from the HK Shareholders in exchange for Three Hundred Million (300,000,000) shares of the Company Common Stock in aggregate under the terms and conditions of this Agreement; and (ii) the issuance of the Exchange Shares to the HK Shareholders in accordance with Section 2 hereof and the other documents contemplated hereby and the transactions contemplated hereby and thereby.

(ii) the certificate referred to in Section 6.3(c).

(b) At Closing, the HK Shareholders and LDD HK shall deliver the following documents to the Company:

(i) the certificates or Records representing all of the HK Ordinary Shares (i.e. 100% of the issued and outstanding shares of HK Ordinary Shares);

(ii) a certificate from a director or the company secretary of LDD HK, as of a recent date, as to the good standing of LDD HK and certifying its Memorandum and Articles of Association;

(iii) certificates, dated the Closing Date, signed by the Chief Executive Officer of LDD HK setting forth that authorizing resolutions were adopted by LDD HK’s Board of Directors approving the transfer of all the HK Ordinary Shares to the Company, this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(iv) the Financial Statements; and

(v) the certificates referred to in Section 6.4(d).

6.3 Conditions Precedent to the Obligations of LDD HK and the HK Shareholders . Each and every obligation to consummate the transactions described in this Agreement and any and all liability of LDD HK and the HK Shareholders to the Company shall be subject to the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) The Company’s Certificate. The Company shall have delivered to LDD HK a certificate dated the Closing Date and signed by a director of the Company, certifying that the conditions specified in Sections 6.3(a) and (b) above have been fulfilled.

(d) Consents. The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

6.4 Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to LDD HK and the HK Shareholders shall be subject to the fulfilment of the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of LDD HK and the HK Shareholders contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. LDD HK and the HK Shareholders shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of LDD HK between the date of execution of this Agreement and the Closing Date.

(d) Certificates. LDD HK and the HK Shareholders shall have delivered a certificate or Records addressed to the Company, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

(e) Consents. LDD HK and the HK Shareholders shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement of LDD HK.

(f) Due Diligence Review. The Company shall have completed within thirty (30) days from the date of this Agreement of its due diligence investigation of LDD HK to its satisfaction.

(g) Financial Statements. LDD HK shall have delivered to the Company the Financial Statements. The Financial Statements shall: (a) have been prepared in accordance with the books of account and records of LDD HK; (b) fairly present, and are true, correct and complete statements in all material respects of LDD HK’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with United States GAAP consistently applied with prior periods.

6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the occurrence of the Closing by the mutual consent of the parties hereto; (b) by the Company, if the Closing has not occurred on or prior to December 1, 2021, or such other date as may be agreed to by the parties hereto (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfil any of its obligations hereunder; (d) by the Company at any time at or prior to Closing in its sole discretion if (i) any of the representations or warranties of the HK Shareholders or LDD HK in this Agreement are not in all material respects true, accurate and complete or if the HK Shareholders or LDD HK breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within fourteen (14) days after notice thereof, but in any event prior to the Termination Date or (ii) any of the conditions precedent to the obligation of LDD HK and the HK Shareholders to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (c) and (d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement.

6.7 Shares Issuance. Within Thirty (30) days after the Closing, the Company shall take all necessary steps to issue and deliver to the HK Shareholders the share certificates or other records evidencing the Exchange Shares issuable in the names of the respective HK Shareholders for the respective number of shares to which such HK Shareholders are entitled pursuant to Section 2 hereof.

ARTICLE VII

Miscellaneous

7.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company:	Longduoduo Company Limited

419, Floor 4, Comprehensive Building

Second Light Hospital, Ordos Street

Yuquan District, Hohhot, Inner Mongolia, China

Attn: Secretary

If to LDD HK or the HK Shareholders :To the address set forth below LDD HK or the HK Shareholder’s signature, as applicable

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

7.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

7.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

7.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

7.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

7.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

7.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

7.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

7.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that subject to Section 7.13 hereof, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court in the state of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

7.12 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to the choice of law principles thereof.

7.13 Jurisdiction and Venue. This Agreement shall be subject to the jurisdiction of the courts of the State of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada has been brought in an inconvenient forum.

7.14 Participation of Parties. The parties hereby agree that they have consulted their respective counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

7.15 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the HK Ordinary Shares to the Company or the issuance of the Exchange Shares to the holders of the HK Ordinary Shares, as the case may be, free and clear of any liens or encumbrances.

7.16 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both the Company and LDD HK as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules of the United States of America.

7.17 No Solicitation. None of LDD HK, the HK Shareholders nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving LDD HK or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. LDD HK, the HK Shareholders and the Company, as the case may be, will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

LONGDUODUO COMPANY LIMITED
a Nevada Corporation

By:
Zhou Hongxiao, Chief Executive Officer

LONGDUODUO COMPANY LIMITED
a Hong Kong private limited company

By:
Zhang Liang

Its:	CEO and Director

Approved and Accepted by the LONGDUODUO COMPANY LIMITED Shareholders as of _________, 2021.

Zhang Liang	Fan Meiying	Kou Yufei	Wang Weidong

Guo Rugang	Cui Lixiang	Meng Yuzhen	Yue Xiumei

Zhang Hua	Zhao Qingguo	Wu Yongli	Huo Haiqing

Xing Yan Hua	Chen Wentong	Xing Yanhui	Xing Yanpeng

Wang He	Wang Yujie	Li Qiaozhen	Guo Yanhua

Liu Jinping	Wang Weihua	Dai Ruixiang	Wang Li

Yan Miaoyi	Zhang Haifeng	Zhang Suxiang	Ni Yanhua

Zhang Xia	Wei Wenxing	Deng Weiping	Liu Jiazhong

Wu Zhaoyong	Xu Huibo	Lu Yuewei	Guo Xiaozhen

Gao Ying	Li Yuqing	Duan Erfen	Wudun Qiqige

Yang Gaojun	Li Zhongfeng	Wang Junying	Zhang Wei

Zhang Yong

EXHIBIT A: Exchange of Shares

Longduoduo (HK) Shareholder	Longduoduo (HK) Shares	Longduoduo (NV) Exchange Shares
Zhang Liang	5,131.00	153,920,147.00
Fan Meiying	33.00	1,000,000.00
Kou Yufei	33.00	1,000,000.00
Wang Weidong	33.00	1,000,000.00
Guo Rugang	33.00	1,000,000.00
Cui Lixiang	33.00	1,000,000.00
Meng Yuzhen	33.00	1,000,000.00
Yue Xiumei	33.00	1,000,000.00
Zhang Hua	33.00	1,000,000.00
Zhao Qingguo	33.00	1,000,000.00
Wu Yongli	33.00	1,000,000.00
Huo Haiqing	17.00	500,000.00
Mary	400.00	12,000,000.00
Chen Wentong	50.00	1,500,000.00
Julia	100.00	3,000,000.00
Xing Yanpeng	50.00	1,500,000.00
Wang He	133.00	4,000,000.00
Wang Yujie	106.00	3,165,000.00
Li Qiaozhen	532.00	15,955,020.00
Guo Yanhua	106.00	3,184,144.00
Liu Jinping	27.00	817,580.00
Wang Weihua	155.00	4,664,097.00
Dai Ruixiang	11.00	322,144.00
Wang Li	71.00	2,119,750.00
Yan Miaoyi	29.00	869,962.00
Zhang Haifeng	18.00	532,000.00
Zhang Suxiang	130.00	3,887,598.00
Ni Yanhua	21.00	620,000.00
Zhang Xia	35.00	1,039,059.00
Wei Wenxing	21.00	637,850.00
Deng Weiping	13.00	378,500.00
Liu Jiazhong	509.00	15,271,905.00
Niu Shuhong	23.00	687,051.00
Huang Xiao	13.00	390,100.00
Chen Fengguang	22.00	662,776.00
Wang Hua	37.00	1,111,716.00
Wu Zhaoyong	216.00	6,465,922.00
Xu Huibo	35.00	1,060,000.00
Lu Yuewei	123.00	3,687,766.00
Guo Xiaozhen	559.00	16,766,741.00
Gao Ying	100.00	3,000,000.00
Li Yuqing	24.00	727,864.00
Duan Erfen	79.00	2,355,308.00
Wudun Qiqige	100.00	3,000,000.00
Yang Gaojun	167.00	5,000,000.00
Li Zhongfeng	167.00	5,000,000.00
Wang Junying	33.00	1,000,000.00
Zhang Wei	300.00	9,000,000.00
Zhang Yong	7.00	200,000.00
Total	10,000.00	300,000,000.00

EXHIBIT B

LDD HK SUBSIDIARIES

Name	Place of Incorporation
Longduoduo Health Technology Company Limited	China
Inner Mongolia Qingguo Health Consulting Company Limited	China
Inner Mongolia Rongbin Health Consulting Company Limited	China
Inner Mongolia Chengheng Health Consulting Company Limited	China
Inner Mongolia Tianju Health Consulting Company Limited	China